                                                                    EXHIBIT 10.6


                                   SUBLEASE

THIS SUBLEASE is by and between:

     (a) ATL Ultrasound, Inc., a corporation of the State of Washington doing business as Advanced Technology Laboratories, having a place of business at 22100 Bothell-Everett Highway, Bothell, Washington 98041-3003 ("ATL"), and

     (b) Handheld Ultrasound, Inc., a corporation of the State of Washington, having a place of business at 19015 North Creek Parkway, Suite 105, Bothell, Washington 98011 ("HUS").

WHEREAS, ATL as a lessee entered into a lease agreement with __________ as lessor dated ________ (the "Lease"), under which ATL leased from the lessor the premises described in the Lease (the "Premises").

WHEREAS, HUS desires to sublease the Premises from ATL.

NOW, THEREFORE, in consideration of the terms and conditions in this Sublease, the parties agree as follows:

1.   Term.  Subject to any approvals and consents required to be obtained by ATL
     ----
from ATL's lessor under the Lease, ATL hereby leases the Premises to HUS for a period of ___ months (the "Term") commencing on ___, 1998, and expiring on ____, 199__, unless the Term is terminated earlier in accordance with the terms of the Lease. If for any reason ATL fails to deliver the Premises to HUS on the commencement of the Term, ATL will not be subject to any liability for such failure, the Term shall not be extended by the failure, and the validity of this Sublease shall not be impaired; however, the rental payments in this Sublease shall abate until the Premises have been delivered to HUS.

The lease of the Premises for any period beyond the Term shall be negotiated between HUS and ATL's lessor, and ATL shall have no obligation or responsibility in connection with the negotiation.

2.   Premises.  The Premises shall be leased to HUS in the condition existing at
     --------
the commencement of the Term. ATL shall not be required to make any repairs, alterations, improvements, renovations, or modifications to the Premises prior to the start of Term or during the Term. At the commencement of the Term, ATL shall deliver the Premises to HUS in substantially broom clean condition, with ATL's property removed from the interior of the Premises.

3.   Rental Payments.  HUS shall pay to ATL (without demand, notice, deduction,
     ---------------
or set-off) rental payments in the amount of ______ Dollars per month beginning on ______, 1998, and on the first day of each and every month thereafter during the Term. The rental payments shall be paid to ATL at ATL's address set forth in this Sublease, or to such other address as ATL may designate to HUS in writing. At the option of ATL, a late payment charge not exceeding one and one-half percent or the highest rate permitted by applicable law of the amount due may be assessed if the rental payment is not paid within ten days following the due date.

4.   Additional Rent.  In addition to the rental payments described in this
     ---------------
Sublease, HUS shall pay to ATL or to ATL's lessor under the Lease and on ATL's behalf any additional or other payments or rents described in the Lease which ATL may be required to pay to the lessor under the terms of the Lease, and which are attributable to ATL's lease of the Premises.

5.   Use.  The Premises shall be used for the purposes set forth in the Lease,
     ---
and for no other purposes.

6.   Assignment.  HUS may not assign this Sublease or any part thereof, or
     ----------
sublet the Premises in whole or in part without the prior written consent of ATL and the lessor under the Lease.

7.   The Lease.  This Sublease is subject to and subordinate to the Lease.  All
     ---------
of the terms and conditions in the Lease shall be applicable to this Sublease, and to HUS with the same force and effect as if HUS were the lessee under the Lease. The only services or rights to which HUS is entitled under this Sublease are those to which ATL is entitled to under the Lease. For all such services and rights, HUS shall look to ATL's lessor under the Lease and not to ATL.

8.   Indemnity.  HUS shall not permit anything to be done which would cause the
     ---------
Lease to be terminated or forfeited. HUS shall indemnify and hold harmless ATL and its subsidiaries from and against any and all claims and expenses of any kind, including legal costs and reasonable attorney's fees, by reason of any breach or default of the Lease on the part of HUS, or arising out of or in connection with any act of HUS, its agents, contractors, visitors, or employees occurring after HUS occupies the Premises.

ATL shall not permit anything to be done which would cause the Lease to be terminated or forfeited. ATL shall indemnify and hold harmless HUS from and against all claims and expenses of any kind, including legal costs and reasonable attorney's fees, by reason of any breach or default of the Lease on the part of ATL, or arising out of or in connection with any act of ATL, its agents, contractors, visitors, or employees occurring prior to the Term.

9.   Insurance.  During the Term, HUS shall carry all insurance ATL is required
     ---------
to carry under the terms of the Lease. In addition and during the Term, HUS shall carry commercial general liability insurance against claims of bodily injury or death and property damage caused by an occurrence upon, or in or about the Premises with limits of not less than One Million Dollars per occurrence. The policy shall name ATL and ATL's lessor as additional insured parties. The policy shall provide that the insurance may not be terminated without thirty days' prior written notice to ATL. HUS shall provide ATL with a certificate of such insurance prior to occupancy of the Premises.

10.  Entire Agreement.  HUS represents that it has read and is familiar with the
     ----------------
terms and conditions of the Lease. This Sublease contains the entire understanding and agreement by and between the parties with respect to the subject matter in this Sublease. No other agreements or understandings whether written or oral exist which are not set forth fully in this Sublease. This Sublease may be amended or modified only in a writing signed by the parties.

11.  Successors and Assigns.  This Sublease shall inure to, benefit, and bind
     ----------------------
the parties, and their successors and permitted assigns.



ATL Ultrasound, Inc.                Handheld Ultrasound Systems, Inc.

By: ___________________________     By: _______________________

Title: __________________________   Title: ______________________

Date: __________________________    Date: ______________________



Consent of ATL's lessor:

Lessor

By: ____________________________

Title: ___________________________

Date: ___________________________

State of Washington )
                    )    ss
County of Snohomish )

On this ___ day of ____, 1998, personally appeared before me ____________, to me known to be an officer of ATL Ultrasound, Inc., a corporation and the corporation that executed the foregoing instrument, and acknowledged that the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the foregoing instrument.

Given under my hand and official seal this ___ day of ____, 1998.

                         __________________________________
                         Notary Public in and for the State of
                         Washington, residing at _________________.
                         My commission expires _________________.



State of Washington )
                    )    ss
County of Snohomish )

On this ___ day of ____, 1998, personally appeared before me ____________, to me known to be an officer of Handheld Ultrasound Systems, Inc., a corporation and the corporation that executed the foregoing instrument, and acknowledged that the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the foregoing instrument.
 .

Given under my hand and official seal this ___ day of ____, 1998.

                         __________________________________
                         Notary Public in and for the State of
                         __________, residing at ______________.
                         My commission expires _______________.

State of Washington )
                    )    ss
County of Snohomish )

On this ___ day of ____, 1998, personally appeared before me ____________, to me known to be an officer of ______________, Inc., a corporation and the corporation that executed the foregoing instrument, and acknowledged that the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the foregoing instrument.

Given under my hand and official seal this ___ day of ____, 1998.

                         __________________________________
                         Notary Public in and for the State of
                         Washington, residing at _________________.
                         My commission expires _________________.


State of Washington  )
                     )    ss
County of Snohomish  )